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                                                                   EXHIBIT 10.1

                         OUTSIDE DIRECTORS' OPTION PLAN
                                       OF
                         ROBERT HALF INTERNATIONAL INC.
               (AS AMENDED AND RESTATED EFFECTIVE JUNE 12, 2000)

    1.    DEFINITIONS.   As  used in  this Plan,  the  following terms  have the
following meanings:

          ADMINISTRATOR means the Board or a committee appointed by the Board.

          AFFILIATE means a "parent" or "subsidiary" corporation, as defined in Sections 425(e)and 425(f), respectively, of the Code.

          ANNUAL ORGANIZATIONAL MEETING means the first meeting of the Board after the annual meeting of the Company's stockholders.

          BOARD means the Board of Directors of the Company.

          CHANGE IN CONTROL. A Change in Control means any of the following events:

          (a) Any person or group (as such terms are defined in Section 13(d)(3) of the Exchange Act), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offerer and its affiliates would beneficially own securities representing 20% or more, of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (i) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (iv) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.

          (b) The stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

          (c) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (i) are directors of the Company as of the date hereof, or (ii) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

          (d) The Company's stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly owned corporation.

          (e)  The stockholders of the Company approve a definitive agreement
(i) to merge or consolidate the Company with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (ii) to sell or otherwise dispose of all or substantially all of the assets of the Company.

               CODE means the Internal Revenue Code of 1986, as amended.

               COMPANY means Robert Half International Inc.

               DIRECTOR means a member of the Board.

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               ELIGIBLE DIRECTOR means a Director who is not also an employee of the Company or an Affiliate.

               EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

               GRANT DATE means the date on which an Option is granted.

               NEW OPTION means an Option granted on or after January 1, 1999.

               OFFER means a tender offer or an exchange offer for shares of the Company's Stock.

               OLD OPTION means an Option granted before January 1, 1999.

               OPTION means an option to purchase Stock as described in  Section
    5.1 hereof. An Option granted under this Plan is a nonstatutory option to purchase Stock which does not meet the requirements set forth in Section 422A of the Code.

               OPTION AGREEMENT means a written agreement evidencing an Option, in form satisfactory to the Company, duly executed on behalf of the Company and delivered to and executed by an Optionee.

               OPTIONEE means an Eligible Director who has been granted an Option.

               PLAN means the Outside Directors' Option Plan.

               RETIREMENT AGE means, with respect to any Optionee, the later to occur of (i) the 7th anniversary of Optionee's first day of service with the Company as a Director and (ii) Optionee's 55th birthday.

               SECURITIES ACT means the Securities Act of 1933, as amended.

               STOCK means the Common Stock, $.001 par value, of the Company.

               STOCK PURCHASE AGREEMENT means a written agreement, in form satisfactory to the Company, duly executed by the Company and an Optionee who has exercised an Option to purchase Stock.

               TERMINATION DATE means the date on which an Optionee ceases to be either a Director of or a consultant to the Company.

               VESTING DATE means, with respect to each calendar year, the last day of the month in which the Annual Organization Meeting is held; provided, however, that the "Vesting Date" with respect to a particular Option shall not include the last day of the month in which such Option is granted.

               VOTING SHARES means the outstanding shares of the Company entitled to vote for the election of directors.

    2. PURPOSES OF THE PLAN. The purposes of the Plan are to attract and retain the best available candidates for the Board, to provide additional equity incentives to Eligible Directors through their participation in the growth value of the Stock, and to promote the success of the Company's business. To accomplish the foregoing objectives, this Plan provides a means whereby Eligible Directors will receive Options to purchase Stock.

    3. STOCK SUBJECT TO THE PLAN. The number of authorized but previously unissued shares of the Company's Stock available for issuance hereunder shall equal the number of shares of Stock with respect to which Options are granted pursuant to Section 5 hereof.

    4. ADMINISTRATION. The Administrator shall have the authority to grant Options upon the terms and conditions of this Plan, and to determine all other matters relating to this Plan. The Administrator may delegate ministerial duties to such employees of the Company as it deems proper. All questions of interpretation, implementation and application of this Plan shall be determined by the Administrator, and such determinations shall be final and binding on all persons.

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    5.  TERMS AND CONDITIONS OF OPTIONS.

        5.1. GRANT OF OPTION. Options shall be granted pursuant to this Plan as follows:

           5.1.1. GRANT ON EFFECTIVE DATE. Upon the effective date of this Plan, an Option for 60,000 shares of Stock shall be granted to each Eligible Director who shall not previously have been granted an option by the Company for the purchase of shares of Stock.

           5.1.2. SUBSEQUENT GRANTS. On the date of each Annual Organizational Meeting subsequent to the effective date of this Plan, an Option shall be granted to each Eligible Director. With respect to any Eligible Director who, prior to such date, shall not have been granted an option by the Company, whether pursuant to this Plan or any other plan or arrangement with the Company, the Option shall be for 30,000 shares of Stock. Otherwise, the Option shall be for 24,000 shares of Stock.

        5.2. EXERCISE PRICE. The exercise price of an Option shall be 100% of the value of the Stock on the Grant Date, determined in accordance with
    Section 6 hereof.

        5.3.  OPTION TERM.  Each Option granted under this Plan shall expire ten
    (10) years from the Grant Date.

        5.4.  OPTION EXERCISE.

           5.4.1. INITIAL EXERCISE. No Option may be exercised in whole or in part until the later to occur of (i) the first Vesting Date following the Grant Date of such Option and (ii) six months after the Grant Date of such Option.

           5.4.2. STOCKHOLDER APPROVAL. If stockholder approval of this Plan is required (a) under the rules and regulations promulgated under Section 16 of the Exchange Act in order to exempt any transaction contemplated by this Plan from Section 16(b) of the Exchange Act, or (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon, or (c) by the rules of the National Association of Securities Dealers automated quotation system ("NASDAQ"), National Market System, if the Company's securities are quoted thereon, then no Option may be exercised in whole or in part until the stockholders of the Company have approved this Plan.

           5.4.3. COMPLIANCE WITH SECURITIES LAWS. Stock shall not be issued pursuant to the exercise of an Option unless the exercise of the Option and the issuance and delivery of Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, applicable state securities laws, the rules and regulations promulgated under each of the foregoing, the requirements of the New York Stock Exchange (if the Company's securities are listed thereon) and the requirements of NASDAQ pertaining to the National Market System (if the Company's securities are quoted thereon), and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        5.5. REGISTRATION AND RESALE. If the Stock subject to this Plan is not registered under the Securities Act and under applicable state securities laws, the Administrator may require that the Participant deliver to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

        5.6. VESTING SCHEDULE. An Optionee's right to exercise an Option shall vest, as to twenty-five percent (25%) of the Stock (as adjusted, pursuant to Section 5.8.1 hereof, if applicable) initially subject to the Option, on each of the first through fourth Vesting Dates following the Grant Date.

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        5.7.  PAYMENT UPON EXERCISE.  At the time written notice of exercise  of an Option is given to the Company, the Optionee shall make payment in full, in cash or check or by one of the methods specified in Section 5.7.1 or
    Section 5.7.2 below, for all Stock purchased pursuant to the exercise of such Option. Proceeds of any such payment shall constitute general funds of the Company.

           5.7.1. PROMISSORY NOTE. An Option may be exercised by delivery of the Optionee's full recourse promissory note for any portion or all of the aggregate exercise price of the Stock as to which the Option is being exercised. Such note shall (a) bear interest at the lowest rate which will not result in interest being imputed pursuant to the Internal Revenue Code, (b) mature four years after the date of exercise and (c) be on such other terms as determined by the Administrator. Such promissory note shall be secured by a security interest in the Stock purchased pursuant to the Option and in such other manner, if any, as the Administrator shall approve.

           5.7.2. DELIVERY OF STOCK. An Option may be exercised by delivery by the Optionee of Stock already owned by the Optionee for all or part of the aggregate exercise price of the Stock as to which the Option is being exercised, so long as (i) the value of such Stock (determined as provided in Section 6) is equal on the date of exercise to the aggregate exercise price of the shares of Stock as to which the Option is being exercised, or such portion thereof as the Optionee is authorized to pay by delivery of Stock and (ii) such previously owned shares have been held by the Optionee for at least six months.

        5.8.  ADJUSTMENTS.

           5.8.1. CHANGES IN CAPITAL STRUCTURE. If the Stock is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, or is converted into or exchanged for other securities other than as a result of a Change of Control, the Administrator shall make such appropriate adjustments in (i) the number of shares of Stock to be covered by options granted under Section 5.1.2 hereof, (ii) each Option outstanding under this Plan, and (iii) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be determined by the Administrator in its sole discretion, which determination shall be final and binding on all persons. Any new or additional Stock to which an Optionee may be entitled under this Section 5.8.1 shall be subject to all of the terms and conditions set forth in Section 5 of this Plan.

          5.8.2. CHANGE OF CONTROL. In the event of a Change of Control, all Options shall vest immediately, and each New Option then held by the Director shall remain outstanding until the earlier of its exercise or its original option term (as defined in Section 5.3).

        5.9. NO ASSIGNMENT. No right or benefit under, or interest in, the Plan shall be subject to assignment or transfer (other than by will or the laws of descent and distribution or under such other circumstances as the Administrator may determine), and no such right, benefit or interest shall be subject to attachment or legal process for or against Participant or his or her beneficiaries, as the case may be. During the life of the Optionee, an Option shall be exercisable only by the Optionee or, in the event of disability of the Optionee, by the Optionee's guardian or legal representative.

        5.10.   TERMINATION.

          5.10.1.   DEATH OR DISABILITY.   If an Optionee ceases to be a
       Director by reason of death or Disability, then (a) each unvested New Option then held by the Director shall immediately vest and (b) each New Option then held by the Director shall remain outstanding until the earlier of its exercise or its original option term (as defined in Section 5.3.). "Disability" shall mean (a) a physical or mental condition which, in the judgment of the Administrator based on competent medical evidence satisfactory to the Administrator (including, if required by the Administrator, medical evidence obtained by an examination conducted by a physician selected by the Administrator), renders Optionee unable to engage in any substantial gainful activity and which condition is likely to result in death or to be of long, continued and indefinite duration, or (b) a judicial declaration of incompetence.

          5.10.2.   OTHER TERMINATION PRIOR TO RETIREMENT AGE.   If an
       Optionee's Termination Date shall occur prior to Optionee's Retirement Age, other than by reason of death or Disability, the vested portion of any then outstanding Option held by such Optionee shall, unless otherwise provided by Section 5.8.2., remain outstanding and exercisable through and including the 30th day following the Termination Date. The unvested portion of any then outstanding Option held by such Optionee shall expire on the Termination Date.

             5.10.3.   OTHER TERMINATION ON OR AFTER RETIREMENT AGE.   If an
       Optionee's Termination Date shall occur on or after Optionee's Retirement Age, the vested portion of any then outstanding Old Option held by such Optionee shall, unless otherwise provided by Section 5.8.2., remain outstanding and exercisable through and including the 30th day following the Termination Date. The unvested portion of any then outstanding Old Option held by such Optionee shall expire on the Termination Date.

             5.10.4.   EXTENSION OF POST TERMINATION EXERCISE PERIOD.   If
       exercise of an Option during the 30 day period following the Termination Date specified in Sections 5.10.2. and 5.10.3. above would subject the Optionee to liability under Section 16(b) of the Exchange Act by reason of a Stock transaction by Optionee prior to the Termination Date, such 30 day period shall not begin to run until six months following the last such Stock transaction.

             5.10.5. MAY 1999 OPTIONS. Notwithstanding anything to the contrary in Sections 5.10.2 or 5.10.3 hereof, each option granted in May 1999 pursuant to Section 5.1.2 shall remain outstanding until the earlier of its exercise or its original option term (as defined in Section 5.3).



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        6.  DETERMINATION OF  VALUE.  For  purposes of this Plan,  the value of the Stock shall be the closing sales price on the New York Stock Exchange or the NASDAQ National Market System, as the case may be, on the date the value is to be determined as reported in THE WALL STREET JOURNAL (Western Edition). If there are no trades on such date, the closing sale price on the last preceding business day upon which trades occurred shall be the fair market value. If the Stock is not listed on the New York Stock Exchange or quoted on the NASDAQ National Market System, the fair market value shall be determined in good faith by the Administrator.

    7. MANNER OF EXERCISE. An Optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the Secretary of the Company, accompanied by an executed Stock Purchase Agreement and by payment of the Option exercise price in accordance with Section 5.7. The date the Company receives written notice of an exercise hereunder accompanied by payment of the Option exercise price will be considered the date such Option was exercised. Promptly after receipt of such written notice and payment, the Company shall deliver to the Optionee or such other person permitted to exercise such Option under Section 5.9, a certificate or certificates for the requisite number of shares of Stock. The Company shall pay any stock issue or transfer tax incurred with respect to such exercise and issuance.

    8.  RIGHTS.

        8.1. RIGHTS AS OPTIONEE. No Eligible Director shall acquire any rights as an Optionee unless and until an Option Agreement has been duly executed on behalf of the Company, delivered to the Optionee and executed by the Optionee.

        8.2. RIGHTS AS STOCKHOLDER. No person shall have any rights as a stockholder of the Company with respect to any Stock subject to an Option until the date that a stock certificate has been issued and delivered to the Optionee.

        8.3. NO RIGHT TO REELECTION. Nothing contained in the Plan or any Option Agreement shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders, or confer upon any Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

    9. REGISTRATION AND RESALE. The Board may, but shall not be required to, cause the Plan, the Options, and Stock subject to the Plan to be registered under the Securities Act and under the securities laws of any state. No Option may be exercised, and the Company shall not be obliged to grant Stock upon exercise of an Option, unless, in the opinion of counsel for the Company, such exercise and grant is in compliance with all applicable federal and state securities laws and the rules and regulations promulgated thereunder. As a condition to the grant of an Option for the issuance of Stock upon the exercise of an Option, the Administrator may require that the Optionee agree to comply with such provisions and federal and state securities laws as may be applicable to such grant or the issuance of Stock, and that the Optionee delivers to the Company such documents as counsel for the Company may determine are necessary or advisable in order to substantiate compliance with applicable securities laws and the rules and regulations promulgated thereunder.

    10. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board or the Administrator may at any time amend, alter, suspend, or discontinue this Plan, except to the extent that stockholder approval is required for any amendment or alteration (a) by Rule 16b-3 or applicable law in order to exempt from
Section 16(b) of the Exchange Act any transaction contemplated by this Plan, or (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon, or (c) by the rules of NASDAQ pertaining to the National Market System, if the Company's securities are quoted thereon; provided, however, no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any Optionee under an Option without such Optionee's consent; and provided further, any provision in this Plan relating to the eligibility of Directors to participate in this Plan, the timing of Option grants made under this Plan or the amount of Options granted to a Director under this Plan shall not be amended, to the extent so provided by Rule 16b-3, more than once every six months, other

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than to comport with the changes in the Code or the rules thereunder. Subject to the foregoing, the Administrator shall have the power to make such changes in the regulations and administrative provisions hereunder, or in any Option (with the Optionee's consent), as in the opinion of the Administrator may be appropriate from time to time.

    11. INDEMNIFICATION OF ADMINISTRATOR. Members of the group constituting the Administrator shall be indemnified for actions with respect to the Plan to the fullest extent permitted by the Certificate of Incorporation, as amended, and the By-laws of the Company and by the terms of any indemnification agreement that has been or shall be entered into from time to time between the Company and any such person.

    12. HEADINGS. The headings used in this Plan are for convenience only, and shall not be used to construe the terms and conditions of the Plan.

    13. EFFECTIVE DATE. This Plan shall become effective upon adoption by the Board. If stockholder approval is required (a) under the General Rules and Regulations promulgated under Section 16 of the Exchange Act in order to exempt any transaction contemplated by this Plan from Section 16(b) of the Exchange Act or (b) by the rules of the New York Stock Exchange, if the Company's securities are listed thereon, or (c) by the rules of NASDAQ pertaining to the National Market System, if the Company's securities are quoted thereon, then this Plan shall be submitted to the stockholders of the Company for consideration at the next annual meeting of stockholders. The Administrator may make Options conditioned on such approval, and any Option so made shall be effective as of the date of grant, subject only to such approval.

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